EXHIBIT 5.1

BEFUMO & SCHAEFFER PLLC

A PROFESSIONAL FIRM WITH LAWYER AND NON-LAWYER PARTNERS

1629 K St., NW Suite 300 | Washington, DC 20006 | Phone: 202-669-0619 | Email: andrew@befumolaw.com

United States Securities and Exchange Commission

100 F Street

Washington, D.C. 20549

March 11, 2020

Re: Legal Opinion / SEC Form F-1 / Industrial Technical Holdings Corporation

Dear Sirs:

We have been retained by Industrial Technical Holdings Corporation, a company organized and existing under the laws of the British Virgin Islands (the “Company”), for the purpose of rendering our opinion in connection with the amended Registration Statement on Form F-1/A and the Prospectus included therein (as amended, the “Registration Statement”), filed with the Securities and Exchange Commission on this day, with respect to the registration of 1,075,160 of the company’s ordinary shares (the “Shares”), offered for resale by certain shareholders of the Company named in the Registration Statement.

We have reviewed such instruments, documents, and records, and made such examinations of law and fact as we have deemed relevant and necessary to form the opinion hereinafter expressed, including, but not limited to: the Registration Statement; the Company’s Memorandum and Articles of Association in force as at the date hereof; the by-laws of the Company; and documents relating to the issuance of the Shares. We have examined such instruments, documents, and records in light of current BVI law, and the federal laws of the United States and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

Opinion: Based on the above examination, we are of the opinion that the Shares have been duly authorized, are validly issued, fully paid and non-assessable.

We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Sincerely,

/s/ Andrew J. Befumo, Esq.
Befumo & Schaeffer, PLLC